                                                                   EXHIBIT (99)I


                   OPERATING MARGIN AND RATE VOLUME ANALYSIS
                           D&N FINANCIAL CORPORATION


                                                        Average balance               Average rate              Interest
                                                    ------------------------------------------------------------------------------
     Operating  margin for                               September 30,                September 30,            September 30,
           Quarter ended                                1998          1997           1998       1997         1998         1997
     -----------------------------------------------------------------------------------------------------------------------------
                                                                                 (Dollars in thousands)
     Interest-earning assets:
          Loans receivable                          $1,309,757    $1,226,453          8.01%      8.26%   $   26,375   $   25,453
          Mortgage-backed securities                   472,452       258,813          6.57%      7.16%        7,763        4,631
          Investments                                   92,582       130,255          6.21%      6.26%        1,450        2,058
                                                    ----------    ----------          ----       ----    ----------   ----------
                                                     1,874,791     1,615,521          7.56%      7.92%       35,588       32,142
                                                    ----------    ----------          ----       ----    ----------   ----------
     Interest-bearing liabilities:
          Deposits                                   1,126,946     1,023,886          4.62%      4.76%       13,126       12,279
          Borrowings
            Securities sold w/repo                      81,505        91,119          5.58%      5.57%        1,162        1,296
            Notes payable                              537,677       390,927          5.82%      5.88%        7,993        5,871
       Other borrowed money                              5,453         7,815          9.90%      9.21%          135          180
                                                    ----------    ----------          ----       ----    ----------   ----------
              Subtotal - Borrowings                   624 ,635       489,861          5.82%      5.87%        9,290        7,347
                                                    ----------    ----------          ----       ----    ----------   ----------
                                                     1,751,581     1,513,747          5.05%      5.12%       22,416       19,626
                                                    ----------    ----------          ----       ----    ----------   ----------
     Interest rate spread                                                             2.51%      2.80%
                                                                                      ====       ====

     Excess average earning assets                  $  123,210    $  101,774
                                                    ==========    ==========

     Net interest margin                                                              2.84%      3.13%   $   13,172   $   12,516
                                                                                      ====       ====    ==========   ==========


                                                                      Variance due to:
                                                   -------------------------------------
     Operating  margin for                            Increase
           Quarter ended                             (Decrease)        Volume     Rate
     -----------------------------------------------------------------------------------

     Interest-earning assets:
          Loans receivable                           $      922    $    1,722    ($  800)
          Mortgage-backed securities                      3,132         3,539       (407)
          Investments                                      (608)         (591)       (17)
                                                     ----------    ----------     ------
                                                          3,446         4,670      1,224)
                                                     ----------    ----------     ------
     Interest-bearing liabilities:
          Deposits                                          847         1,208       (361)
          Borrowings
            Securities sold w/repo                         (134)         (137)         3
            Notes payable                                 2,122         2,182        (60)
       Other borrowed money                                 (45)          (58)        13
                                                     ----------    ----------    -------
              Subtotal - Borrowings                       1,943         1,987        (44)
                                                     ----------    ----------    -------
                                                          2,790         3,195       (405)
                                                     ----------    ----------    -------
     Interest rate spread


     Excess average earning assets


     Net interest margin                            $      656    $    1,475    ($  819)
                                                    ==========    ==========    =======



                                                         Average balance               Average rate            Interest
                                                    ---------------------------------------------------------------------------
 Operating margin for                                     September 30,                September 30,          September 30,
      Year to date                                      1998          1997            1998       1997      1998         1997
                                                    ---------------------------------------------------------------------------
                                                                                    (Dollars in thousands)
Interest-earning assets:
     Loans receivable                               $1,328,196    $1,145,964          8.03%      8.26%   $80,035   $   70,988
     Mortgage-backed securities                        395,180       254,305          6.73%      7.18%    19,955       13,692
     Investment                                         92,743       130,107          6.50%      6.25%     4,513        6,090
                                                    ----------    ----------          ----       ----    -------   ----------
                                                     1,816,119     1,530,376          7.67%      7.91%   104,503       90,770
                                                    ----------    ----------          ----       ----    -------   ----------
Interest-bearing liabilities:
     Deposits                                        1,069,997     1,004,148          4.64%      4.73%    37,108       35,554
     Borrowings
       Securities sold w/repo                          105,865        76,433          5.57%      5.52%     4,469        3,202
       Notes payable                                   514,578       360,820          5.83%      5.77%    22,767       15,789
       Other borrowed money                              6,610         8,073          9.34%      9.33%       463          565
                                                    ----------    ----------          ----       ----    -------   ----------
         Subtotal - Borrowings                        627 ,053       445,326          5.83%      5.79%    27,699       19,556
                                                    ----------    ----------          ----       ----    -------   ----------
                                                     1,697,050     1,449,474          5.08%      5.06%    64,807       55,110
                                                    ----------    ----------          ----       ----    -------   ----------
Interest rate spread                                                                  2.59%      2.85%
                                                                                      ====       ====

Excess average earning assets                       $  119,069    $   80,902
                                                    ==========    ==========

Net interest margin                                                                   2.93%      3.12%   $39,696   $   35,660
                                                                                      ====       ====    =======   ==========








                                                                            Variance due to:
                                                      ----------------------------------------
 Operating margin for                                    Increase
      Year to date                                      (Decrease)      Volume          Rate
----------------------------------------------------------------------------------------------

Interest-earning assets:
     Loans receivable                                   $   9,047       $11,048       ($2,001)
     Mortgage-backed securities                             6,263         7,161          (898)
     Investment                                            (1,577)       (1,815)          238
                                                        ---------       -------       -------
                                                           13,733        16,394        (2,661)
                                                        ---------       -------       -------
Interest-bearing liabilities:
     Deposits                                               1,554         2,295          (741)
     Borrowings
       Securities sold w/repo                               1,267         1,242            25
       Notes payable                                        6,978         6,801           177
       Other borrowed money                                  (102)         (102)            0
                                                        ---------       -------       -------
         Subtotal - Borrowings                              8,143         7,941           202
                                                        ---------       -------       -------
                                                            9,697        10,236          (539)
                                                        ---------       -------       -------
Interest rate spread


Excess average earning assets


Net interest margin                                     $   4,036       $ 6,158       ($2,122)
                                                        =========       =======       =======